As filed with the Securities and Exchange
Commission on August 29, 1996              Registration Number 33-______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------
                                   TEXACO INC.
               (Exact name of issuer as specified in its charter)

             Delaware                                             74-1383447
 (State or  other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

      2000 Westchester Avenue
      White Plains, New York                                        10650
(Address of  principal executive offices)                         (Zip Code)
                             ----------------------
                                   TEXACO INC.
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                  ------------

                                Carl B. Davidson
                          Vice President and Secretary
                                   Texaco Inc.
                             2000 Westchester Avenue
                          White Plains, New York 10650
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service (914) 253-4000

                         CALCULATION OF REGISTRATION FEE


- ----------------------------------- -------------------- -------------------- --------------------- --------------------
                                                              Proposed              Proposed
                                                               Maximum              Maximum
                                                              Offering             Aggregate             Amount of
       Title of Securities             Amount to be           Price Per             Offering           Registration
          to be Registered              Registered*            Share**              Price**                 Fee
- ----------------------------------- -------------------- -------------------- --------------------- --------------------
- ----------------------------------- -------------------- -------------------- --------------------- --------------------
        Common Stock, par
      value $6.25 per share          12,000,000 shares         $89.69           $1,076,280,000.00       $371,131.00

- ----------------------------------- -------------------- -------------------- --------------------- --------------------

* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

** Calculated pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the common stock of Texaco Inc. on the New York Stock Exchange Composite tape on August 26, 1996.
================================================================================

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission ("SEC") are hereby incorporated by reference in this Registration
Statement:

     a) The Registrant's Annual Report filed on Form 10-K (SEC File No. 1-27) for the fiscal year ended December 31, 1995 (dated and filed March 28, 1996);

    (b) The documents listed below, filed by the Registrant with the SEC (File No. 1-27) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") subsequent to December 31, 1995, contain the most recently published corporate and financial data regarding the Registrant, and are incorporated by reference in this Registration Statement:

                    (1) Form 8-K of the Registrant - date of earliest event reported, January 22, 1996 (dated and filed January 23,
                         1996),

                    (2) Form 8-K of the Registrant - date of earliest event reported, April 22, 1996 (dated and filed April 23,
                         1996),

                    (3) Form 8-K of the Registrant - date of earliest event reported, July 22, 1996 (dated July 22, 1996 and filed July 23, 1996),

                    (4) The Registrant's Proxy Statement dated and filed March 28, 1996, issued in connection with the Registrant's 1996 Annual Meeting,

                    (5) Quarterly Report of the Registrant for the quarterly period ended March 31, 1996, filed on Form 10-Q (dated and filed May 10, 1996), and

                    (6) Quarterly Report of the Registrant for the quarterly period ended June 30, 1996, filed on Form 10-Q (dated August 12, 1996 and filed August 13, 1996); and

         (c) The Registrant's (1) By-Laws as amended to and including February 26, 1993, containing a description of the common stock, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 dated March 17, 1993, SEC File No. 1-27; and refiled for EDGAR purposes only as
Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and (2) the Rights Agreement dated as of March 16, 1989 between the Registrant and the Chase Manhattan Bank, N.A., as Rights Agent, containing a description of the Rights to purchase Series D Junior Participating Preferred Stock, filed as Exhibit 1 to the Registrant's Current Report on Form 8-K dated March 28, 1989, SEC File No. 1-27.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities being offered herein have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable

ITEM 5.  INTERESTS OF  NAMED EXPERTS AND COUNSEL

                  Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the provisions of Section 145 of the Delaware Corporation Law and
Article V of the By-Laws of the Registrant, directors and officers of the Registrant are indemnified by the Registrant, under certain circumstances for certain liabilities and expenses.

         The Registrant would recover indemnification payments under the provisions of its various directors and officers liability and company reimbursement insurance policies, subject to deductibles and other specified exclusions set forth in the policies. Further, directors or officers of the Registrant may recover directly under the policies in certain instances where the Registrant itself does not provide indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable

ITEM 8.  EXHIBITS

                  See Index to Exhibits

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Harrison, State of New York, on the 29th day of August, 1996.

                                                              TEXACO INC.


                                          By:            Carl B. Davidson
                                              ----------------------------------
                                                  Vice President and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Peter I. Bijur ........................ Chairman of the Board and Chief
                                              Executive Officer
                                         (Principal Executive Officer)
William C. Bousquette ................. Senior Vice President and Chief
                                              Financial Officer
                                         (Principal Financial Officer)
Robert C. Oelkers ..................... Comptroller
                                         (Principal Accounting Officer)


Directors:

         Peter I. Bijur                                  Thomas S. Murphy
         John Brademas                                   Charles H. Price, II
         Willard C. Butcher                              Robin B. Smith
         Edmund M. Carpenter                             William C. Steere, Jr.
         Michael C. Hawley                               Thomas A. Vanderslice
         Franklyn G. Jenifer                             William Wrigley
         Allen J. Krowe



By:               R. E. Koch                    Date:       August 29, 1996
       ------------------------------------            -------------------------
       Attorney-in-fact for the above-named
         officers and directors

                                INDEX TO EXHIBITS

The exhibits designated by an asterisk are incorporated herein by reference to documents previously filed by Texaco Inc. with the Securities and Exchange Commission, SEC File No. 1-27.

Exhibit
Number                     Exhibit
- -------                    -------

   *4(a) Restated Certificate of Incorporation of Texaco Inc., as amended to and including November 9, 1994, filed as Exhibit 3.1 to Texaco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994 dated March 27, 1995, incorporated by reference.

   *4(b) By-Laws of Texaco Inc., as amended to and including February 26, 1993, filed as Exhibit 3.2 to Texaco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993; and refiled for EDGAR purposes only as Exhibit 3.2 to Texaco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, dated March 27, 1995, incorporated by reference.

   *4(c) Rights Agreement dated as of March 16, 1989 between the Registrant and the Chase Manhattan Bank, N.A., as Rights Agent, containing a description of the Rights to purchase Series D Junior Participating Preferred Stock, filed as Exhibit 1 to the Registrant's Current Report on Form 8-K dated March 28, 1989, incorporated by reference.

   23                      Consent of Arthur Andersen LLP.

   24.1 to 24.15           Powers of Attorney for certain Directors and
                           officers of Texaco Inc. authorizing the signing of the registration statement on Form S-8 on their behalf.